EXHIBIT A

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a statement on Schedule 13G and all amendments thereto with respect to the Common Stock of Benihana Inc. beneficially owned by each of them, and the inclusion of this Joint Filing Agreement as an exhibit thereto.


Dated: August 18, 2008


                                            /s/ Dane Andreeff
                                            -----------------------------
                                                Dane Andreeff


                                            Andreeff Equity Advisors, L.L.C.

                                            By:  /s/ Dane Andreeff
                                            -----------------------------
                                            Name:  Dane Andreeff
                                            Title: Managing Member


                                            Maple Leaf Capital I, L.L.C.

                                            By: /s/ Dane Andreeff
                                            --------------------------
                                            Name: Dane Andreeff
                                            Title: Managing Member